EXHIBIT 10.6

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment (“First Amendment”) to the Securities Purchase Agreement (as defined below) is made and entered into as of April 13, 2026, by and between Southern Cross Acquisition I Sponsor Corp., a Cayman Islands exempted company (the “Subscriber”) and Southern Cross Acquisition I Corp., a Cayman Islands exempted company (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

WHEREAS, the Subscriber and the Company entered into that certain Securities Purchase Agreement, dated as of September 29, 2025 (the “Original Agreement,” and as amended, including by this First Amendment, the “Securities Purchase Agreement”), pursuant to which the Subscriber purchased from the Company 172.5 ordinary shares, par value $1.00 per share;

WHEREAS, on December 2, 2025, the Company effectuated a share subdivision of its issued and outstanding shares at a ratio of 1:10,000 (the “Share Subdivision”). Subsequent to the Share Subdivision, the 172.5 ordinary shares of a par value of $1.00 held by the Subscriber had become 1,725,000 of a par value $0.0001 each;

WHEREAS, the parties now desire to amend the Original Agreement on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Securities Purchase Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to Securities Purchase Agreement. The parties hereby agree that the Original Agreement is to be amended as follows:

A. The opening paragraph of the Original Agreement is hereby amended and restated in its entirety as follows:

“We are pleased to accept the offer you (the “Subscriber”) have made to purchase 2,875,000 ordinary shares (the “Shares”), par value $0.0001 per share (the “Ordinary Shares”) in ourselves, Southern Cross Acquisition I Corp., a Cayman Islands exempted company (the “Company”), among which, up to 375,000 Ordinary Shares are subject to forfeiture by you if the underwriter of the initial public offering (the "IPO") of the Company does not fully exercise their over-allotment options (the "Over-allotment Option"). The terms on which the Company is willing to sell the Shares to the Subscriber pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the Company and the Subscriber’s agreement regarding such Shares, are as follows:”

B. Section 4.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“4.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriter of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit any and all rights to such number of Shares (up to an aggregate of 375,000 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber (and all other initial shareholders prior to the IPO, if any) will own an aggregate number of Shares (not including any private placement units that are expected to be purchased prior to or at the closing of the IPO, Ordinary Shares issuable upon exercise of any warrants or any Ordinary Shares purchased by Subscriber (and all other initial shareholders prior to the IPO, if any) in the IPO or in the aftermarket) equal to 25% of the issued and outstanding Ordinary Shares included in the units sold in the IPO (including units sold if the Over-allotment Option is exercised in full or in part). Such forfeiture shall take effect as a surrender and cancellation for no consideration as a matter of Cayman Islands law, and shall occur upon the expiration of the Over-allotment Option.”

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2. Consent to application for shares and repurchase. To effect the above amendments to the Original Agreement, the Subscriber agrees and consents to (i) the application for 2,875,000 Shares at a price of $25,000 for the purpose of the below repurchase; and (ii) the repurchase of 1,725,000 Shares held by the Subscriber out of the proceeds of the issuance of 2,875,000 Shares to the Subscriber at a price of $25,000.

3. Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Original Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Securities Purchase Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this First Amendment (or as the Securities Purchase Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Securities Purchase Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 6 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be signed and delivered as of the date first written above.

SOUTHERN CROSS ACQUISITION I CORP.

By:	/s/ Dong CHEN
Name:	Dong CHEN
Title:	Director

ACKNOWLEDGED, ACCEPTED, AND CONSENTED TO BY:

SOUTHERN CROSS ACQUISITION I SPONSOR CORP.

/s/ Dong CHEN
Name:	Dong CHEN
Title:	Director

[Signature Page to First Amendment to Securities Purchase Agreement]

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